UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2019

BIONEXUS GENE LAB CORP.
(Exact name of registrant as specified in its charter)

Wyoming	333-229399	35-2604830
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Level 8, Tower 8, Avenue 5, The Horizon

Bangar South

No. 8 Jalan Kerinchi

59200, Kuala Lumpur

(Address of Principal Executive Offices)

+603 1221-26512

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 1.01 Entry Into Material Definitive Agreement.

Item 9.01 Financial Statements and Exhibits.

On October 1, 2019 (“Grant Date”), the Company and each officer set forth below entered into a Stock Grant Agreement (“Stock Grant Agreements”) pursuant to which the Company made the following stock grants to the respective officer:

Soo Kow Lai Chairman of Board	5,000,000
Chi Yuen Leong President and Director	5,000,000
Chan Chong Wong Chief Executive Officer and Director	5,000,000
Wei Li Leong Chief Financial Officer	2,000,000

Pursuant to the Stock Grant Agreements, the stated shares of common stock (“Grant Shares”) vest immediately, however, they are subject to certain claw back rights of the Company as set for in each agreement. Each officer agreed that if he/she shall forfeit and pay back to the Company all of such Grant Shares (or monies received upon the sale of such shares) if a majority of the members of the Board of Directors determine that such officer had committed a “Cause Event” during the period from the Grant Date to and including September 30, 2022. A “Cause Event” includes acts of disloyalty, gross negligence, willful misconduct, dishonesty, fraud, willful disparagement of the Company, among other descriptions.

Immediately prior to the Stock Grant Agreement, there were 74,627,558 shares of common stock of the Company issued and outstanding. After giving effect to the stock Grant agreements, there are 91,627,558 shares of common stock issued and outstanding.

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The following table sets forth certain information, as of the date hereof and gives effect to the Stock Grant Agreements, with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. The securities “beneficially owned” by an individual are determined in accordance with the definition of “beneficial ownership” set forth in the regulations promulgated under the Exchange Act and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of an individual and any other relative who resides in the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or which each person has the right to acquire within 60 days through the exercise of options or otherwise. Beneficial ownership may be disclaimed as to certain of the securities. This table has been prepared based on 91,627,558 shares of Common Stock outstanding

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Officers and Directors
Soo Kow Lai (2) Chairman of Board	15,000,000	16.37%
Chi Yuen Leong (2) President and Director	15,000,000	16.37%
Chan Chong Wong (2) Chief Executive Officer and Director	14,000,000	15.28%
Wei Li Leong (2) Chief Financial Officer	3,000,000	3.27%
All officers and directors as a group (4 persons)	47,000,000	51.29%
5% or greater shareholders
Dr. Choong-Chin Liew (3)	20,000,000	21.83%

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(1)	Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has ownership of and voting power and investment power with respect to our Common stock or Preferred Shares. For each beneficial owner above, any options exercisable within 60 days have been included in the denominator.

(2)	The address of each shareholder is the address of the Company.

(3)	The address of the shareholder is 81 Millersgrove Dr., Toronto, Canada M2R 3S1.

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Each Stock Grant Agreement is filed as an Exhibit 10.4 to this Report and the information contained herein with respect to the Stock Grant Agreement is qualified in its entirety by reference to such agreement.

Exhibit	Description

10.4	Stock Grant Agreement dated October 1, 2019 by and between the Company and each of Soo Kow Lai, Chi Yuen Leong, Chan Chong Wong and Wei Li Leong.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIONEXUS GENE LAB CORPORATION

/s/ Chan Chong Wong
Chan Chong Wong
Chief Executive Officer
(Principal Executive Officer)

Date: October 15, 2019

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